UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 29, 2007

Commission file number 1-13163

YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308

(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky                40213
(Address of principal executive offices)                 (Zip Code)

Registrant’s telephone number, including area code:       (502) 874-8300

Former name or former address, if changed since last report:   N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On November 29, 2007, Yum! Brands, Inc. (“Yum”) executed an amended and restated five-year senior unsecured revolving credit facility (the “Credit Facility”) totaling $1.15 billion, which replaces a five-year facility in the amount of $1.0 billion that was set to expire on September 7, 2009 (the “Old Credit Facility”). Also on November 29, 2007, Yum executed an amended and restated five-year revolving international credit facility (the “International Credit Facility” and together with the Credit Facility, the “Facilities”) totaling $350 million, which replaces a five-year facility in the amount of $350 million that was set to expire on November 8, 2010 (the “Old International Credit Facility”). J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. arranged both the Credit Facility and the International Credit Facility on our behalf. JPMorgan Chase Bank, N.A. will serve as Administrative Agent for the Credit Facility, which was syndicated among 24 participants. Citigroup International Plc and Citibank, N.A., Canadian Branch will serve as Facility Agents for the International Credit Facility, which was syndicated among six participants.

Under the terms of the Facilities, Yum may borrow up to the maximum borrowing limit less outstanding letters of credit or banker’s acceptances, where applicable. The interest rate for borrowings under the Credit Facility ranges from 0.25% to 1.25% over the “London Interbank Offered Rate” (“LIBOR”) or is determined by an Alternative Base Rate, which is the greater of the Prime Rate or the Federal Funds Rate plus 0.50%. The interest rate for borrowings under the International Credit Facility ranges from 0.31% to 1.50% over LIBOR or is determined by a Canadian Alternate Base Rate, which is the greater of the Citibank, N.A., Canadian Branch’s publicly announced reference rate or the “Canadian Dollar Offered Rate” plus 0.50%. The exact spread over LIBOR under both Facilities will depend upon Yum’s performance under specified financial criteria. Interest on any outstanding borrowings under the Facilities is payable at least quarterly.

Both Facilities are unconditionally guaranteed by Yum's principal domestic subsidiaries and contain financial covenants relating to the maintenance of leverage and fixed charge coverage ratios. The International Credit Facility is also unconditionally guaranteed by Yum. The Facilities also contain affirmative and negative covenants including, among other things, limitations on certain additional indebtedness and liens, and certain other transactions as defined in the agreements. These covenants are substantially similar to those contained in the Old Credit Facility, which was filed as Exhibit 10.6 to Yum’s Quarterly Report on Form 10-Q for the quarter ended September 4, 2004, and in the Old International Credit Facility, which was filed, as amended, as Exhibit 10.30 to Yum’s Quarterly Report on Form 10-Q for the quarter ended March 24, 2007. The Credit Facility and the International Credit Facility will be filed as exhibits to our Annual Report on Form 10-K for the year ended December 29, 2007.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant

The information described above under “Section 1 - Registrant’s Business and Operations - Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date: November 30, 2007	/s/ Ted F. Knopf
Senior Vice President of Finance and Corporate Controller (Principal Accounting Officer)